EXHIBIT INDEX

(q)(1) Directors' Power of Attorney to sign Amendments to this Registration Statement, dated January 9, 2002.

(q)(2) Officers' Power of Attorney to sign Amendments to this Registration Statement, dated January 9, 2002.

(q)(3) Officers' Power of Attorney to sign Amendments to this Registration Statement, dated Sept. 17, 2002.